                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2000.
                                                 ----------------


                               COMMERCE ONE, INC.
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             (Exact name of registrant as specified in its charter)


            DELAWARE                   333-76987            680322810
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      (State or other jurisdiction   (Commission        (IRS Employer
          of incorporation)          File Number)       Identification No.)


         1600 RIVIERA AVENUE, SUITE 200, WALNUT CREEK, CALIFORNIA    94596
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               (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code (925) 941-6022
                                                           --------------


                                       N/A
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          (Former name or former address, if changed since last report)

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         ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On January 7, 2000 (the "Closing Date"), Gavel Acquisition Corporation, a California corporation and a wholly owned subsidiary ("Sub") of Commerce One, Inc., a Delaware corporation ("Registrant"), was merged with and into Mergent Systems, Inc., a California corporation ("Mergent"). The merger of Sub with and into Mergent (the "Merger") occurred pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated December 23, 1999, by and among Mergent, the Registrant, Sub and other related parties. As a result of the Merger, Mergent became a wholly owned subsidiary of the Registrant on the Closing Date.

         Pursuant to the Reorganization Agreement and at the Closing Date,
(i) each outstanding share of Mergent's common stock was converted into the right to receive 0.0905 of a share of the Registrant's common stock and $0.6950 in cash, and (ii) each outstanding share of Mergent's Series A preferred stock was converted into the right to receive 0.0905 of a share of the Registrant's common stock and $1.2664 in cash. As a result, the 5,336,502 shares of Mergent's common stock and the 4,285,909 shares of Mergent's Series A preferred stock outstanding prior to the Merger were converted into the right to receive an aggregate of 871,095 shares of the Registrant's common stock and approximately $9.14 million in cash. In addition, options to acquire 1,210,000 shares of Mergent common stock outstanding under Mergent's stock option plan were assumed by the Registrant and converted into options to purchase 109,505 shares of the Registrant's common stock. The Registrant funded the cash potion of the merger consideration from its working capital.

         The description contained in this Item 2 of the transactions contemplated by the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached hereto as Exhibit 2.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS

         The Registrant will provide the financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any such information is required, within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

         (b)      PRO FORMA FINANCIAL INFORMATION

         The Registrant will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act, if any such pro forma financial information is required, within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

         (c)      EXHIBITS.


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

                  2.1 Agreement and Plan of Reorganization, dated December 23, 1999, by and among Commerce One, Inc., Gavel Acquisition Corporation, Mergent Systems, Inc., and other related parties.










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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMMERCE ONE, INC.


                                       /s/ ROBERT M. TARKOFF
                                       --------------------------------------
                                       Robert M. Tarkoff
                                       Vice President, General Counsel and
                                       Secretary

                                       Date: January 20, 2000










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                               COMMERCE ONE, INC.

                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS


Exhibit No.             Description
-----------             -----------
2.1                     Agreement and Plan of Merger and Reorganization dated
                        December 23, 1999, by and among Commerce One, Inc.,
                        Gavel Acquisition Corporation, Mergent Systems, Inc.
                        and other related parties.










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